Exhibit 16.1


                       TOURVILLE, SIMPSON & CASKEY, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226
WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                             PRIVATE COMPANIES
R. JASON CASKEY, CPA                                           PRACTICE SECTIONS

TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January  2, 2003



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

                  Re:  First Capital Bancshares, Inc.

Ladies and Gentlemen:

As of the date of this letter, we resigned as auditors for First Capital Bancshares, Inc.

We have read Item 4 of the Form 8-K of First Capital Bancshares, Inc dated January 2, 2003 and to be filed with the Securities and Exchange Commission and agree with statements concerning our firm contained therein.


Very Truly Yours,

s/Tourville, Simpson and Caskey, LLP

Tourville, Simpson and Caskey, LLP